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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Talend S.A.

        We consent to the incorporation by reference in this registration statement on Form S-3 of Talend S.A. of our reports dated March 17, 2020, with respect to (i) the consolidated statements of financial position of Talend S.A. as of December 31, 2019 and 2018, and the related consolidated statements of operations, comprehensive loss, changes in equity (deficit) and cash flows for each of the three years in the period ended December 31, 2019, and the related notes and financial statement schedule presented in Item 15 of the December 31, 2019 Annual Report on Form 10-K of Talend S.A. (collectively, the consolidated financial statements), and (ii) the effectiveness of internal control over financial reporting as of December 31, 2019, which reports appear in the December 31, 2019 Annual Report on Form 10-K of Talend S.A. incorporated by reference in this registration statement on Form S-3.

        Our report dated March 17, 2020, on the consolidated financial statements, refers to the change in Talend S.A.'s method of accounting for leases in 2019, due to the adoption of ASU No. 2016-02 Leases (Topic 842), and to the change in its method of accounting for revenue recognition in 2018, due to the adoption of ASC Topic 606, Revenue from Contracts with Customers, as amended.

        Our report dated March 17, 2020, on the effectiveness of internal control over financial reporting as of December 31, 2019, expresses our opinion that Talend S.A. did not maintain effective internal control over financial reporting as of December 31, 2019 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that a material weakness has been identified and included in management's assessment related to ineffective process level controls over assumptions in the Company's stand-alone selling price model used to determine the allocation of the transaction price of the Company's on-premise license arrangements between the IP element and the post-contract customer support (PCS) element, which resulted from an ineffective risk assessment process to identify changes to risks resulting from the adoption of ASC Topic 606 and design appropriate controls to address those risks.

Paris La Défense, France
August 14, 2020
/s/ Stephanie Ortega
KPMG S.A.

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM